UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On August 6, 2013, Spherix, Inc. (the “Company”) sold a promissory note in the principal amount of $500,000 (the “Note”) to an accredited investor pursuant to the terms of a Note Purchase Agreement (the “Note Purchase Agreement”) with gross proceeds to the Company of $500,000.  The Note accrues interest at the rate of 0.25% per annum and is due and payable twenty four months from the date of issuance, subject to acceleration in the event of default and may be prepaid in whole or in part without penalty or premium.

    The foregoing is a summary description of the terms and conditions of the sale of the Note and the Note Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the form of Note, which are filed as Exhibits 10.1 and 10.2, respectively, respectively, to this Current Report on Form 8-K and incorporated by reference herein

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1	Form of Note Purchase Agreement dated August 6, 2013

10.2	Form of Note

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 6, 2013

SPHERIX INCORPORATED

By:	/s/ Harvey Kesner
Name: Harvey Kesner
Title: Interim Chief Executive Officer